Exhibit 99.1

GOODY’S FAMILY CLOTHING ANNOUNCES INITIAL CASH DIVIDEND

Knoxville, Tennessee (June 19, 2003) — Goody’s Family Clothing, Inc. (Nasdaq: GDYS) announced that its Board of Directors has declared its first quarterly cash dividend since becoming a public company in 1991. The cash dividend of $0.02 per share is payable on September 15, 2003, to shareholders of record on August 1, 2003.

Commenting on the announcement, Robert M. Goodfriend, Chairman and Chief Executive Officer, said, “I am pleased that our recent operating results and strong capital position have enabled us to commence the payment of quarterly dividends.”

The Company anticipates paying regular, quarterly cash dividends in the future, subject to the Company’s earnings, financial condition, capital requirements, general economic and business conditions, and other factors deemed relevant by the Board of Directors.

Goody’s, headquartered in Knoxville, Tennessee, is a retailer of moderately priced family apparel for women, men and children. The Company currently operates 330 stores in the 18 states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Mississippi, Missouri, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas, Virginia and West Virginia.